Exhibit 99

Heritage Financial Group Reports Fourth Quarter Results

Management to Participate in Upcoming Investor Meetings Surrounding the Sterne Agee Financial Services Conference

ALBANY, Ga.--(BUSINESS WIRE)--February 5, 2010--Heritage Financial Group (NASDAQ: HBOS), the holding company for HeritageBank of the South, today reported financial results for the fourth quarter and year ended December 31, 2009. Even though high credit costs related to recessionary conditions continue to pressure earnings, the Company's announced fourth quarter results highlighted a number of fundamental improvements that will have a positive effect on future operations, including a significant increase in net interest margin versus the year-earlier period, as well as substantial loan and deposit growth attributable largely to fourth quarter 2009 acquisition activity.

For the fourth quarter, the Company's net loss totaled $418,000 or $0.04 per diluted share, improving on a sequential quarter basis from a net loss of $467,000 or $0.05 per diluted share in the third quarter of 2009. In the fourth quarter of 2008, the Company reported net income of $232,000 or $0.02 per diluted share. For 2009, the Company's net loss totaled $336,000 or $0.03 per diluted share compared with a net loss of $262,000 or $0.03 per diluted share for 2008.

Separately, Heritage Financial Group announced that its management will participate in a series of meetings with institutional investors and others in connection with the Sterne Agee Financial Services Conference on February 9-10, 2010. The Company's presentation to these investors will be available at the investor relations section of the Company's website on Tuesday, February 9, 2010.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, said, "Although we are disappointed to report a loss for the fourth quarter and full year 2009, we know the severity of the economic downturn of the past year and acknowledge the challenges that it has presented for the banking industry and our borrowers. With declining real estate values, extraordinarily high unemployment and tough business conditions all around, it is difficult to avoid the higher credit losses for 2009 that most banks face. Nevertheless, we are beginning to see increasing signs of stability in our loan portfolio – indications that problem loans have leveled off or are nearing a peak, as evidenced by trends in our criticized and classified loans. Although we have more work to do to resolve problem loans in our portfolio, we are cautiously optimistic that the credit cycle is approaching a trough for the Company and that credit costs will stabilize and begin to improve in 2010.

"Additionally, given an improving net interest margin going into the new year, accompanied by significant loan and deposit growth from new market expansion and ongoing solid market share in Albany and Ocala, we believe the Company is well positioned as we enter 2010," Dorminey continued. "Our efforts to hold down expenses also should contribute to improved results in the coming year."

At the end of the fourth quarter of 2009, Heritage Financial Group's capital levels remained significantly above the levels required to be considered "well-capitalized" under regulatory standards – the highest capital rating category a financial institution can achieve. The Company's total risk-based capital ratio at December 31, 2009, was 17.0%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution. The ratio of tangible common equity to total tangible assets (both non-GAAP measures – see reconciliation to closest GAAP measures later in this release) was 10.6% as of December 31, 2009. The Company provides this ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Dorminey noted that the Company's strong capital position has enabled it to take advantage of attractive expansion opportunities. Recently, the Company purchased a branch office in Lake City, adding a second market in Florida to complement the Company's 2006 expansion into the state with de novo branching in Ocala. Lake City is expected to fill in the Company's footprint between Albany and Ocala, and added approximately $10 million in loans and $41 million in deposits to the Bank. In December 2009, the Company also entered into a definitive whole-bank purchase and assumption agreement with the Federal Deposit Insurance Corporation to acquire The Tattnall Bank, a $60 million full-service bank based in Reidsville, Georgia, with a second location in Collins, Georgia. As a result of that acquisition, HeritageBank of the South acquired $39 million in loans and other real estate and assumed approximately $54 million in deposits. This transaction did not involve a loss-share agreement, but was subject to a purchase discount by the FDIC totaling $15 million. "We believe we are well positioned to take advantage of additional opportunities as they arise in this turbulent environment," Dorminey added, "and we continue to consider FDIC-assisted and other bank and branch acquisitions that present acceptable credit risk characteristics and make sense from a business and market expansion standpoint."

Net interest income for the fourth quarter increased 15% to $3,921,000 from $3,416,000 in the same quarter last year, primarily reflecting an improvement in net interest margin. The Company's net interest margin increased 63 basis points to 3.72% in the fourth quarter of 2009 compared with 3.09% in the year-earlier period as the Company's cost of funds have re-priced to more fully reflect the year-long decline in interest rates. On a linked-quarter basis, net interest margin increased four basis points in the fourth quarter from 3.68% in the third quarter of 2009. Net interest income for 2009 declined 1% to $14,607,000 from $14,701,000 for 2008 primarily because of a lower level of interest-earning assets. The Company's net interest margin was 3.49% for 2009, reflecting an increase of six basis points from 3.43% for 2008.

Nonperforming assets and nonperforming loans totaled $13,358,000 and $11,563,000, respectively, at December 31, 2009, and included nonperforming assets and nonperforming loans of $1,831,000 and $1,226,000, respectively, associated with the Company's FDIC acquired portfolio that was acquired in December 2009. The acquired portfolio was not covered by a loss-share agreement, but was subject to a purchase discount totaling $15 million. In order to provide a comparable analysis of credit quality issues, the Company excludes the FDIC acquired loan portfolio from the following discussion in order to focus on its core loan portfolio, which is equivalent to prior reported periods.

Nonperforming assets in the core portfolio declined to $11,527,000 at December 31, 2009, from $13,888,000 at September 30, 2009, primarily reflecting charge-offs in the fourth quarter of 2009 and a moderation in the rate at which loans are entering non-performing status. Nonperforming loans in the core portfolio at the end of the fourth quarter declined to $10,337,000 from $12,990,000 in the third quarter of 2009, again reflecting loan charge-offs during the fourth quarter. Other real estate owned (OREO) and repossessed assets increased to $1,190,000 at the end of the fourth quarter from $898,000 at the end of the third quarter of 2009, reflecting the migration of certain property to OREO status. Nonperforming loans were 3.30% of total loans as of December 31, 2009, versus 4.34% of total loans at September 30, 2009. Net charge-offs to average outstanding loans in the total portfolio, on an annualized basis, were 3.36% for the fourth quarter of 2009 versus 0.29% for the third quarter of 2009 and 1.58% in the year-earlier period.

Even though the Company has relatively little exposure to acquisition, construction and development loans, with those representing only 10% of its core portfolio at December 31, 2009, and with criticized and classified loans remaining relatively stable over the past several months, management believes that nonperforming assets and net charge-offs will likely remain at elevated levels, at least in the near term, because of the continued weakness in the economy. Management continues to work to identify problem credits and has been increasing specific reserves for loan losses in anticipation of further credit quality issues, and to adjust the values of several large loans, previously classified as nonperforming, that are anticipated to reach some form of resolution in the coming months. Because of this ongoing and proactive process, the Company's provision for loan losses increased to $1,700,000 for the fourth quarter of 2009 from $950,000 in the year-earlier period, but was down from $2,500,000 in the third quarter of 2009. For 2009, the provision for loan losses was $5,500,000 versus $3,350,000 for 2008. At December 31, 2009, the allowance for loan losses represented 2.12% of total loans outstanding, down from 2.68% of total loans outstanding at September 30, 2009, but up from 1.64% of total loans outstanding at December 31, 2008.

Noninterest income declined 3% to $1,859,000 for the fourth quarter of 2009 from $1,923,000 in the year-earlier quarter. The current-year amount included gains on the sale of securities totaling $73,000 resulting from the sale of longer-term securities, as the Company essentially completed the repositioning of its investment portfolio in preparation for rising interest rates, while the prior-year period reflected gains on the sale of securities of $215,000, which more than offset impairment losses on securities of $100,000 in the year-earlier quarter. Noninterest income for 2009 increased 70% to $7,787,000 from $4,588,000 for 2008, with 2009 including gains of $909,000 on the sale of securities versus similar gains of $235,000 in 2008. The prior year amount also included impairment losses on securities of $3,119,000.

Noninterest expense for the fourth quarter of 2009 increased 18% to $4,965,000 from $4,207,000 in the fourth quarter of 2008, resulting primarily from higher FDIC insurance premiums in the current year. The increase also reflected an impairment charge of $502,000 on a corporate building that is under contract for sale, as well as an ongoing high level of OREO-related write-downs and expenses. Noninterest expense rose 5% to $18,271,000 for 2009 from $17,429,000 for 2008. This increase primarily also reflected higher regulatory fees and the previously mentioned impairment of a corporate building. The Company's efficiency ratio was 81.59% for 2009 versus 90.36% for 2008.

The Company's total assets increased 14% to $573,247,000 at December 31, 2009, from $502,058,000 at December 31, 2008, reflecting the Company's recent acquisition activities. Gross loans increased 11% to $337,239,000 at December 31, 2009, from $302,488,000 at December 31, 2008. Deposits rose 26% to $426,607,000 at December 31, 2009, from $338,546,000 at the end of 2008. Total stockholders' equity of $62,133,000 at December 31, 2009, was down slightly from $62,213,000 at December 31, 2008.

Heritage Financial Group is the mid-tier holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 10 full-service banking offices. As of December 31, 2009, the Company reported total assets of approximately $573.2 million and total stockholders' equity of approximately $62.1 million. For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com, and see Investor Relations under About Us.

Heritage, MHC, a mutual holding company formed in 2002, holds approximately 76% of the shares of Heritage Financial Group. The remaining 24% of Heritage Financial Group's shares are held by public stockholders.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions. Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.

HERITAGE FINANCIAL GROUP Tangible Common Equity Ratio (Unaudited) (Dollars in thousands, except per share amounts)

	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Total stockholders' equity	$62,133	$62,823	$62,213
Less intangible assets	1,571	1,000	1,000
Tangible common equity	60,562	61,823	61,213

Total assets	573,247	470,458	502,058
Less intangible assets	1,571	1,000	1,000
Tangible assets	571,676	469,458	501,058

Total stockholders' equity to total assets	10.8%	13.4%	12.4%
Tangible common equity ratio	10.6%	13.2%	12.2%

HERITAGE FINANCIAL GROUP Unaudited Financial Highlights (In thousands, except per share amounts)

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Interest income	$5,835	$6,548	$23,401	$27,195
Interest expense	1,914	3,132	8,794	12,494
Net interest income	3,921	3,416	14,607	14,701
Provision for loan losses	1,700	950	5,500	3,350
Net interest income after provision for loan losses	2,221	2,466	9,107	11,351
Noninterest income	1,859	1,923	7,787	4,588
Noninterest expense	4,965	4,207	18,271	17,429
Loss before income taxes	(885)	182	(1,377)	(1,490)
Income tax benefit	(467)	(50)	(1,041)	(1,228)
Net income (loss)	$(418)	$232	$(336)	$(262)
Net income (loss) per share:
Basic	$(0.04)	$0.02	$(0.03)	$(0.03)
Diluted	$(0.04)	$0.02	$(0.03)	$(0.03)
Weighted average shares outstanding:
Basic	10,079	10,128	10,055	10,209
Diluted	10,079	10,128	10,055	10,209
Dividends declared per share	$0.08	$0.07	$0.32	$0.28

		Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Total assets		$573,247	$470,458	$502,058
Cash and cash equivalents		13,629	12,680	10,160
Interest-bearing deposits in banks		44,529	5,075	746
Securities available for sale		120,527	101,338	116,141
Loans receivable		337,239	299,296	302,488
Allowance for loan losses		7,160	8,028	4,951
Total deposits		426,607	322,311	338,546
Federal Home Loan Bank advances		42,500	42,500	52,500
Stockholders' equity		62,133	62,823	62,213

Heritage Financial Group
Fourth Quarter 2009 Earnings Release Supplement
(Dollars in thousands)

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Income Statement Data
Interest income
Loans	$4,834	$4,935	$18,555	$20,882
Securities - taxable	682	1,267	3,604	4,890
Securities - nontaxable	292	273	1,174	1,176
Federal funds sold	14	72	54	232
Interest bearing deposits in banks	13	1	14	15
Total interest income	5,835	6,548	23,401	27,195
Interest expense
Deposits	1,422	2,289	6,472	9,043
Other borrowings	492	843	2,322	3,451
Total interest expense	1,914	3,132	8,794	12,494
Net interest income	3,921	3,416	14,607	14,701
Provision for loan losses	1,700	950	5,500	3,350
Net interest income after provision for loan losses	2,221	2,466	9,107	11,351
Non-interest income
Service charges on deposit accounts	952	1,008	3,547	3,958
Other service charges, fees & commissions	345	298	1,406	1,272
Brokerage fees	252	259	914	1,030
Mortgage origination fees	69	85	344	400
Bank owned life insurance	156	151	621	495
Gain (loss) on sale of securities	73	215	909	235
Impairment loss on securities	-	(100)	-	(3,119)
Other	12	7	46	317
Total non-interest income	1,859	1,923	7,787	4,588
Non-interest expense
Salaries and employee benefits	2,179	2,109	8,899	8,988
Equipment	225	303	985	1,217
Occupancy	296	337	1,198	1,204
Advertising & marketing	94	153	439	496
Legal & accounting	102	130	493	528
Consulting & other professional fees	75	65	297	318
Director fees & retirement	93	92	553	552
Telecommunications	70	59	239	258
Supplies	46	30	177	177
Data processing fees	461	325	1,606	1,300
Loss on sale and write-downs
of other real estate owned	38	115	422	386
Foreclosed asset expenses	85	64	257	229
FDIC insurance and other regulatory fees	371	71	872	267
Impairment loss on premises held for sale	502	-	502	-
Other operating	328	354	1,332	1,509
Total non-interest expense	4,965	4,207	18,271	17,429
Income (loss) before taxes	(885)	182	(1,377)	(1,490)
Applicable income tax (benefit)	(467)	(50)	(1,041)	(1,228)
Net income (loss)	$(418)	$232	$(336)	$(262)

Weighted average shares - basic	10,079	10,128	10,055	10,209
Weighted average shares - diluted	10,079	10,128	10,055	10,209

Basic earnings (loss) per share	$(0.04)	$0.02	$(0.03)	$(0.03)
Diluted earnings (loss) per share	(0.04)	0.02	(0.03)	(0.03)
Cash dividend declared per share	0.08	0.07	0.32	0.28

Heritage Financial Group
Fourth Quarter 2009 Earnings Release Supplement
(Dollars in thousands)

			Year Ended
			December 31,
			2009	2008
Balance Sheet Data (at period end)
Total loans			$337,239	$302,488
Allowance for loan losses			7,160	4,951
Intangible assets			1,571	1,000
Total assets			573,247	502,058
Non-interest bearing deposits			28,882	19,100
Interest bearing deposits			397,725	319,446
Federal home loan bank advances			42,500	52,500
Federal funds purchased and securities sold under agreement to repurchase			32,843	41,497
Stockholders' equity			62,133	62,213

Total shares outstanding			11,454	11,452
Less treasury shares			1,055	993
Net shares outstanding			10,399	10,459

Shares held by Heritage, MHC			7,869	7,869
Unearned ESOP shares			242	286

Book value per share			$6.12	$6.12
Tangible book value per share (non-GAAP)			5.96	6.02
Market value per share			7.25	8.67

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Average Balance Sheet Data
Average interest bearing deposits in banks	$5,968	$511	$1,931	$630
Average federal funds sold	21,607	31,031	21,102	14,295
Average investment securities	103,411	120,891	114,338	120,061
Average loans	305,728	305,979	299,399	310,985
Average earning assets	436,714	458,412	436,770	445,971
Average assets	494,903	507,673	491,275	490,668
Average noninterest bearing deposits	23,208	17,810	20,875	18,473
Average interest bearing deposits	325,547	325,151	313,445	308,260
Average total deposits	348,755	342,961	334,320	326,733
Average federal funds purchased and securities sold under agreement to repurchase	33,827	39,161	40,113	32,504
Average Federal Home Loan Bank advances	42,572	56,317	47,268	60,800
Average interest bearing liabilities	401,946	420,629	400,826	401,564
Average stockholders' equity	63,081	61,464	63,087	63,990

Performance Ratios
Annualized return on average assets	-0.34%	0.18%	-0.07%	-0.05%
Annualized return on average equity	-2.65%	1.51%	-0.53%	-0.41%
Net interest margin	3.72%	3.09%	3.49%	3.43%
Net interest spread	3.57%	2.85%	3.31%	3.12%
Efficiency ratio	85.90%	78.80%	81.59%	90.36%

Capital Ratios
Average stockholders' equity to average assets	12.7%	12.1%	12.8%	13.0%
Tangible equity to tangible assets (non-GAAP)	10.6%	12.2%	10.6%	12.2%
Tier 1 leverage ratio	12.7%	12.6%	12.7%	12.6%
Tier 1 risk-based capital ratio	15.7%	17.0%	15.7%	17.0%
Total risk-based capital ratio	17.0%	18.4%	17.0%	18.4%

Other Information
Full-time equivalent employees	134	120	134	120
Number of full-service offices	10	8	10	8

Heritage Financial Group
Fourth Quarter 2009 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Income Statement Data
Interest income
Loans	$4,935	$4,593	$4,528	$4,600	$4,834
Securities - taxable	1,267	1,226	915	781	682
Securities - nontaxable	273	292	293	296	292
Federal funds sold	72	17	16	7	14
Interest bearing deposits in banks	1	-	-	1	13
Total interest income	6,548	6,128	5,752	5,685	5,835
Interest expense
Deposits	2,289	1,888	1,683	1,479	1,422
Other borrowings	843	684	645	500	492
Total interest expense	3,132	2,572	2,328	1,979	1,914
Net interest income	3,416	3,556	3,424	3,706	3,921
Provision for loan losses	950	800	500	2,500	1,700
Net interest income after provision for loan losses	2,466	2,756	2,924	1,206	2,221
Non-interest income
Service charges on deposit accounts	1,008	808	837	951	952
Other service charges, fees & commissions	298	360	362	338	345
Brokerage fees	259	194	216	252	252
Mortgage origination fees	85	106	104	66	69
Bank owned life insurance	151	150	159	155	156
Gain (loss) on sale of securities	215	21	345	470	73
Impairment loss on securities	(100)	-	-	-	-
Other	7	6	16	12	12
Total non-interest income	1,923	1,645	2,039	2,244	1,859
Non-interest expense
Salaries and employee benefits	2,109	2,198	2,227	2,296	2,179
Equipment	303	273	266	221	225
Occupancy	337	292	297	312	296
Advertising & marketing	153	87	111	147	94
Legal & accounting	130	118	155	118	102
Consulting & other professional fees	65	62	91	70	75
Director fees & retirement	92	153	153	155	93
Telecommunications	59	62	54	53	70
Supplies	30	38	46	46	46
Data processing fees	325	330	383	431	461
Loss on sale and write-downs of other real estate owned	115	49	255	80	38
Foreclosed asset expenses	64	45	48	78	85
FDIC insurance and other regulatory fees	71	81	284	136	371
Impairment loss on premises held for sale	-	-	-	-	502
Other operating	354	326	372	307	328
Total non-interest expense	4,207	4,114	4,742	4,450	4,965
Income (loss) before taxes	182	287	221	(1,000)	(885)
Applicable income tax (benefit)	(50)	(108)	66	(533)	(467)
Net income (loss)	$232	$395	$155	$(467)	$(418)

Weighted average shares - basic	10,128	10,026	10,040	10,072	10,079
Weighted average shares - diluted	10,128	10,026	10,040	10,072	10,079

Basic earnings (loss) per share	$0.02	$0.04	$0.02	$(0.05)	$(0.04)
Diluted earnings (loss) per share	0.02	0.04	0.02	(0.05)	(0.04)
Cash dividend declared per share	0.07	0.08	0.08	0.08	0.08

Heritage Financial Group
Fourth Quarter 2009 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Balance Sheet Data (at period end)
Total loans	$302,488	$298,151	$295,881	$299,296	$337,239
Allowance for loan losses	4,951	5,435	5,747	8,028	7,160
Intangible assets	1,000	1,000	1,000	1,000	1,571
Total assets	502,058	490,992	470,985	470,458	573,247
Non-interest bearing deposits	19,100	18,721	18,747	18,811	28,882
Interest bearing deposits	319,446	302,771	305,177	303,500	397,725
Federal home loan bank advances	52,500	52,500	42,500	42,500	42,500
Federal funds purchased and securities sold under agreement to repurchase	41,497	47,113	34,745	35,211	32,843
Stockholders' equity	62,213	62,421	62,132	62,823	62,133

Total shares outstanding	11,452	11,452	11,452	11,452	11,454
Less treasury shares	993	1,041	1,042	1,042	1,055
Net shares outstanding	10,459	10,411	10,410	10,410	10,399

Shares held by Heritage, MHC	7,869	7,869	7,869	7,869	7,869
Unearned ESOP shares	286	275	264	253	242

Book value per share	$6.12	$6.16	$6.12	$6.19	$6.12
Tangible book value per share (non-GAAP)	6.02	6.06	6.03	6.09	5.96
Market value per share	8.67	7.97	8.57	8.28	7.25

	Five Quarter Comparison
	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Average Balance Sheet Data
Average interest bearing deposits in banks	$511	$536	$468	$751	$5,968
Average federal funds sold	31,031	26,693	24,362	11,746	21,607
Average investment securities	120,891	126,789	117,813	109,338	103,411
Average loans	305,979	298,705	296,363	296,800	305,728
Average earning assets	458,412	452,723	439,006	418,635	436,714
Average assets	507,673	504,814	493,868	471,517	494,903
Average noninterest bearing deposits	17,810	18,723	20,355	21,212	23,208
Average interest bearing deposits	325,151	319,283	306,540	302,408	325,547
Average total deposits	342,961	338,006	326,895	323,620	348,755
Average federal funds purchased and securities sold under agreement to repurchase	39,161	44,793	45,927	35,903	33,827
Average Federal Home Loan Bank advances	56,317	52,500	51,500	42,500	42,572
Average interest bearing liabilities	420,629	416,576	403,967	380,811	401,946
Average stockholders' equity	61,464	62,879	63,413	62,975	63,081

Performance Ratios
Annualized return on average assets	0.18%	0.31%	0.13%	-0.40%	-0.34%
Annualized return on average equity	1.51%	2.51%	0.98%	-2.97%	-2.65%
Net interest margin	3.09%	3.31%	3.27%	3.68%	3.72%
Net interest spread	2.85%	3.10%	3.09%	3.49%	3.57%
Efficiency ratio	78.80%	79.10%	86.80%	74.79%	85.90%

Capital Ratios
Average stockholders' equity to average assets	12.1%	12.5%	12.8%	13.4%	12.7%
Tangible equity to tangible assets (non-GAAP)	12.2%	12.5%	13.0%	13.2%	10.6%
Tier 1 leverage ratio	12.6%	12.7%	12.9%	13.2%	12.7%
Tier 1 risk-based capital ratio	17.0%	17.8%	18.6%	18.0%	15.7%
Total risk-based capital ratio	18.4%	19.0%	19.8%	19.3%	17.0%

Other Information
Full-time equivalent employees	120	117	118	117	134
Number of full-service offices	8	8	8	8	10

Heritage Financial Group
Fourth Quarter 2009 Earnings Release Supplement
(Dollars in thousands)

		Fourth Quarter Ended		Twelve Months Ended
Total Portfolio		December 31,		December 31,
		2009	2008	2009	2008
Loans by Type
Construction and land loans		$34,573	$43,296	$34,573	$43,296
Farmland loans		16,387	11,093	16,387	11,093
Permanent 1 - 4		86,511	74,203	86,511	74,203
Permanent 1 - 4 - junior liens and revolving		25,930	23,869	25,930	23,869
Multifamily		12,257	10,719	12,257	10,719
Nonresidential		81,047	52,477	81,047	52,477
Commercial business loans		48,578	37,489	48,578	37,489
Consumer and other loans		39,184	49,342	39,184	49,342
Fair market value adjustments		(7,228)	-	(7,228)	-
		337,239	302,488	337,239	302,488

Asset Quality Data
Allowance for loan losses to total loans		2.12%	1.64%	2.12%	1.64%
Allowance for loan losses to average loans		2.39%	1.59%	2.39%	1.59%
Allowance for loan losses to non-performing loans		61.92%	68.00%	61.92%	68.00%
Accruing past due loans		$3,247	$4,454	$3,247	$4,454
Nonaccrual loans		11,563	7,281	11,563	7,281
Loans - 90 days past due & still accruing		-	-	-	-
Total non-performing loans		11,563	7,281	11,563	7,281
OREO and repossessed assets		1,795	2,120	1,795	2,120
Total non-performing assets		13,358	9,401	13,358	9,401
Non-performing loans to total loans		3.43%	2.41%	3.43%	2.41%
Non-performing assets to total assets		2.33%	1.87%	2.33%	1.87%
Net charge-offs to average loans (annualized)		3.36%	1.58%	1.10%	0.91%
Net charge-offs		$2,568	$1,205	$3,290	$2,815

	Five Quarter Comparison
	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Loans by Type
Construction and land loans	$43,296	$36,926	$31,414	$31,762	$34,573
Farmland loans	11,093	5,686	5,743	7,101	16,387
Permanent 1 - 4	74,203	73,606	74,676	75,182	86,511
Permanent 1 - 4 - junior liens and revolving	23,869	23,677	23,697	23,556	25,930
Multifamily	10,719	10,637	10,596	10,899	12,257
Nonresidential	52,477	59,169	64,915	67,771	81,047
Commercial business loans	37,489	42,882	43,345	44,778	48,578
Consumer and other loans	49,342	45,568	41,494	38,424	39,184
Fair market value adjustments	-	-	-	-	(7,228)
	302,488	298,151	295,880	299,473	337,239

Asset Quality Data
Allowance for loan losses to total loans	1.64%	1.82%	1.94%	2.68%	2.12%
Allowance for loan losses to average loans	1.62%	1.82%	1.94%	2.70%	2.34%
Allowance for loan losses to non-performing loans	68.00%	68.66%	47.48%	61.80%	61.92%
Accruing past due loans	$4,454	$4,054	$1,275	$1,277	$3,247
Nonaccrual loans	7,281	7,916	12,105	12,990	11,563
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,281	7,916	12,105	12,990	11,563
OREO and repossessed assets	2,120	1,403	907	898	1,795
Total non-performing assets	9,401	9,319	13,012	13,888	13,358
Non-performing loans to total loans	2.41%	2.66%	4.09%	4.34%	3.43%
Non-performing assets to total assets	1.87%	1.90%	2.76%	2.95%	2.33%
Net charge-offs to average loans (annualized)	1.58%	0.42%	0.26%	0.29%	3.36%
Net charge-offs	$1,205	$315	$189	$219	$2,568

Heritage Financial Group
Fourth Quarter 2009 Earnings Release Supplement
(Dollars in thousands)

		Fourth Quarter Ended		Twelve Months Ended
Core Portfolio		December 31,		December 31,
		2009	2008	2009	2008
Loans by Type
Construction and land loans		$31,484	$43,296	$31,484	$43,296
Farmland loans		9,013	11,093	9,013	11,093
Permanent 1 - 4		81,055	74,203	81,055	74,203
Permanent 1 - 4 - junior liens and revolving		25,192	23,869	25,192	23,869
Multifamily		12,135	10,719	12,135	10,719
Nonresidential		71,159	52,477	71,159	52,477
Commercial business loans		45,836	37,489	45,836	37,489
Consumer and other loans		36,575	49,342	36,575	49,342
Fair market value adjustments		370	-	370	-
		$312,819	$302,488	312,819	302,488

Asset Quality Data

Accruing past due loans		$1,826	$4,454	$1,826	$4,454
Nonaccrual loans		10,337	7,281	10,337	7,281
Loans - 90 days past due & still accruing		-	-	-	-
Total non-performing loans		10,337	7,281	10,337	7,281
OREO and repossessed assets		1,190	2,120	1,190	2,120
Total non-performing assets		11,527	9,401	11,527	9,401
Non-performing loans to total loans		3.30%	2.41%	3.30%	2.41%

Net charge-offs		$2,568	$1,205	$3,290	$2,815

	Five Quarter Comparison
	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Loans by Type
Construction and land loans	$43,296	$36,926	$31,414	$31,762	$31,484
Farmland loans	11,093	5,686	5,743	7,101	9,013
Permanent 1 - 4	74,203	73,606	74,676	75,182	81,055
Permanent 1 - 4 - junior liens and revolving	23,869	23,677	23,697	23,556	25,192
Multifamily	10,719	10,637	10,596	10,899	12,135
Nonresidential	52,477	59,169	64,915	67,771	71,159
Commercial business loans	37,489	42,882	43,345	44,778	45,836
Consumer and other loans	49,342	45,568	41,494	38,424	36,575
Fair market value adjustments	-	-	-	-	370
	302,488	298,151	295,880	299,473	312,819

Asset Quality Data

Accruing past due loans	$4,454	$4,054	$1,275	$1,277	$1,826
Nonaccrual loans	7,281	7,916	12,105	12,990	10,337
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,281	7,916	12,105	12,990	10,337
OREO and repossessed assets	2,120	1,403	907	898	1,190
Total non-performing assets	9,401	9,319	13,012	13,888	11,527
Non-performing loans to total loans	2.41%	2.66%	4.09%	4.34%	3.30%

Net charge-offs	$1,205	$315	$189	$219	$2,568

Heritage Financial Group
Fourth Quarter 2009 Earnings Release Supplement
(Dollars in thousands)

				Twelve Months Ended
FDIC Acquired Portfolio				December 31,
				2009	2008
Loans by Type
Construction and land loans				$3,089	$-
Farmland loans				7,374	-
Permanent 1 - 4				5,456	-
Permanent 1 - 4 - junior liens and revolving				738	-
Multifamily				122	-
Nonresidential				9,888	-
Commercial business loans				2,742	-
Consumer and other loans				2,609	-
Fair market value adjustments				(7,598)	-
				24,420	-

Asset Quality Data

Accruing past due loans				$1,421	$-
Nonaccrual loans				1,226	-
Loans - 90 days past due & still accruing				-	-
Total non-performing loans				1,226	-
OREO and repossessed assets				605	-
Total non-performing assets				1,831	-
Non-performing loans to total loans				7.50%	-

Net charge-offs				$-	-

	Five Quarter Comparison
	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Loans by Type
Construction and land loans	-	-	-	-	$3,089
Farmland loans	-	-	-	-	7,374
Permanent 1 - 4	-	-	-	-	5,456
Permanent 1 - 4 - junior liens and revolving	-	-	-	-	738
Multifamily	-	-	-	-	122
Nonresidential	-	-	-	-	9,888
Commercial business loans	-	-	-	-	2,742
Consumer and other loans	-	-	-	-	2,609
Fair market value adjustments	-	-	-	-	(7,598)
	-	-	-	-	24,420

Asset Quality Data

Accruing past due loans	-	-	-	-	$1,421
Nonaccrual loans	-	-	-	-	1,226
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	-	-	-	-	1,226
OREO and repossessed assets	-	-	-	-	605
Total non-performing assets	-	-	-	-	1,831
Non-performing loans to total loans	-	-	-	-	7.50%

Net charge-offs	-	-	-	-	0.00%

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.
For non-GAAP measures see reconciliation to closest GAAP measures contained in this press release.

CONTACT:
Heritage Financial Group
T. Heath Fountain, 229-878-2055
Senior Vice President and Chief Financial Officer